UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 14, 2017

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507
(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017, Sigma Labs, Inc. (“we,” “our,” “us” or the “Company”) entered into an employment letter agreement with Nannette Toups, effective September 28, 2017 (the "Effective Date"), pursuant to which Ms. Toups has agreed to serve as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer and Secretary on an "at-will" basis.

Under the employment letter agreement, Ms. Toups is entitled to (i) an annual base salary of $110,000 (such base salary is not subject to decrease, but may be increased in the discretion of the Company’s Compensation Committee of the Board of Directors based on an annual assessment of Ms. Toups' performance and other factors), (ii) all benefits that we elect in our sole discretion to provide from time to time to our other executive officers, and (iii) a grant under our 2013 Equity Incentive Plan of (1) a five-year stock option to purchase up to 2,500 shares of common stock of the Company, which will have an exercise price equal to the closing price of the Company's common stock on the Effective Date, and will vest and become exercisable in full on the Effective Date, and (2) a five-year stock option to purchase up to 47,500 shares of common stock of the Company, which will have an exercise price equal to the closing price of the Company's common stock on the Effective Date, and will vest and become exercisable as follows: 3,065 shares will vest and become exercisable on the one-year anniversary of the Effective Date, 7,125 shares will vest and become exercisable on the second-year anniversary of the Effective Date, 11,185 shares will vest and become exercisable on the third-year anniversary of the Effective Date, and 26,125 shares will vest and become exercisable on the fourth-year anniversary of the Effective Date, provided, in each case, that Ms. Toups' remains an employee of the Company through such vesting date. The options will be on such other terms and provisions as are contained in the Company's standard form nonqualified stock option agreement.

Since December 2013, Ms. Toups has served as a contract CFO and provided accounting services to a variety of clients in different industries ranging from non-profits to medical device development. From May 2008 to October 2013, Ms. Toups served in various positions at Qforma, Inc., a privately-held custom software development company, including as Controller and most recently as Senior Vice-President of Finance and Administration. Prior to joining Qforma, she served as an independent consultant from October 2005 to May 2008, providing a variety of financial, accounting and management services to individuals, entrepreneurs and a non-profit organization. From May 2004 to September 2005, Ms. Toups served as the Controller of KSL Joint Venture, where she was responsible for all accounting and financial reporting activities for the Site Support Services Group at Los Alamos National Laboratory. From January 2002 to April 2003, she served as the Controller and Treasurer of BiosGroup, Inc., a closely-held complexity science consulting company. Prior thereto, Ms. Toups served in various positions at Louisiana Intrastate Gas Company, LLC, including Controller and Transition Projects Manager. Ms. Toups received her CPA certification in 1984 and holds a bachelor’s degree in business administration and accounting from Louisiana State University, and a master’s of liberal arts degree from St. John’s College.

Ms. Toups, age 61, has no family relationship with any of the Company’s officers and directors.

Murray Williams, our current Chief Financial Officer, Treasurer, principal accounting officer and principal financial officer, agreed to resign from such positions effective September 28, 2017, prior to Ms. Toups' appointment. Mr. Williams and the Company intend to enter into a consulting agreement under which Mr. Williams will continue to provide services to the Company on an as needed basis.

On September 18, 2017, the Company and Ronald Fisher, the Company's Vice President of Business Development, entered into Amendment No. 1 to Mr. Fisher's Employment Offer Letter Agreement, effective August 10, 2015, pursuant to which, effective as of February 11, 2017, item 2, entitled "Performance Bonuses," of Exhibit A of Mr. Fisher's Employment Offer Letter Agreement was deleted in its entirety and replaced with the new item 2 that is set forth in the amendment to Employment Offer Letter Agreement. Under the amendment, Mr. Fisher will be entitled to receive performance-based stock and cash bonuses if certain milestones are satisfied by February 11, 2018, so long as Mr. Fisher remains an employee of the Company as of the date the applicable milestone is satisfied.

The Employment Letter Agreement and Amendment No. 1 to Employment Offer Letter Agreement are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 5.02 by reference. The foregoing descriptions of the Employment Letter Agreement and Amendment No. 1 to Employment Offer Letter Agreement are qualified in their entirety by reference to the full text of the Employment Letter Agreement and Amendment No. 1 to Employment Offer Letter Agreement, as applicable.

On September 20, 2017, the Company and Amanda Cola, our Vice President of Finance and Business Operations, agreed to terminate Ms. Cola's employment with the Company, effective October 2, 2017.

Item 8.01Other Events.

As previously reported, on July 26, 2017, we received a notice from Nasdaq acknowledging the fact that we do not meet the requirements of Nasdaq Listing Rule 5605. The notice stated that (i) we had 45 calendar days to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2), and (ii) to regain compliance with Nasdaq Listing Rule 5605(d)(2), we (a) had until the earlier of our next annual shareholders’ meeting or July 24, 2018, or (b) if our next annual shareholders' meeting is held before January 22, 2018, then we had to evidence compliance no later than January 22, 2018.

On September 18, 2017, Nasdaq notified us that, based on its review of our plan of compliance, Nasdaq has determined to grant the Company an extension until January 22, 2018 to regain compliance with Nasdaq Listing Rules by appointing at least one more independent director to our Board of Directors and Audit Committee. If compliance cannot be demonstrated by January 22, 2018, Nasdaq will provide written notification that our securities will be delisted. In the event of such a notification, we may appeal Nasdaq's determination. Our Board of Directors intends to appoint at least one more independent director to our Board of Directors and Audit Committee prior to January 22, 2018.

In addition, Nasdaq notified us on September 18, 2017 that it had determined that we have regained compliance with Nasdaq Listing Rule 5605(d)(2) as a result of our appointment of two independent directors to our Compensation Committee.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Employment Letter Agreement, effective as of September 28, 2017, between the Company and Nannette Toups.
10.2	Amendment No. 1, dated September 18, 2017, to Employment Offer Letter Agreement, effective August 10, 2015, between the Company and Ronald Fisher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2017	SIGMA LABS, INC.

By:/s/ John Rice
Name:John Rice
Title:Interim Chief Executive Officer